EXHIBIT 99.1

Investor Relations Contact: Brian Ritchie - FD 212-850-5683 brian.ritchie@fd.com Corporate Communications Contact: John Procter – Gibraltar Associates 202-879-5808 jprocter@gibraltar-llc.com

INSMED AWARDED $2.1 MILLION BY MUSCULAR

DYSTROPHY ASSOCIATION

RICHMOND, VA. December 12, 2007—Insmed Inc. (Nasdaq GM:INSM), today announced that it has been awarded a grant of $2,087,325 from the Muscular Dystrophy Association (MDA) The grant is expected to cover a substantial portion of the external costs associated with Insmed’s 24-week Phase 3 enabling trial in patients with Myotonic Muscular Dystrophy (MMD).

Insmed, a development stage biopharmaceutical company with extensive expertise in biologics and orphan drug development decided to initiate the Phase 3 enabling trial based on promising results from an ongoing open-label, dose-escalation trial of IPLEX™ in MMD. To date, up to 70% of patients have reported improvements in one or more of several symptoms commonly associated with Myotonic Muscular Dystrophy. Furthermore, patients undergoing a standardised 6 minute walk test, a well accepted FDA endpoint for endurance, have significantly improved their walking distance (p<0.03).

“The Muscular Dystrophy Association is pleased to announce its support for IPLEX™, which shows early stage promise in this debilitating disease, and we look forward to working closely with Insmed to further its clinical testing,” said Sharon Hesterlee, MDA.,VP of Translational Research for the Muscular Dystrophy Association.

“We are delighted to have a well-respected organization such as the MDA take an active role in the development of IPLEX™ for this important indication” said Geoffrey Allan PhD. Insmed’s President and Chief Executive Officer. “We believe third party commitments such as this clearly demonstrate the significance of our results to date and the validity of this approach to treat patients with this severely debilitating disease.” continued Dr. Allan.

About the Muscular Dystrophy Association (MDA)

The Muscular Dystrophy Association www.mda.org is a voluntary health agency working to defeat more than 40 neuromuscular diseases through programs of worldwide research, comprehensive services, and far-reaching professional and public health education.

About Myotonic Muscular Dystrophy

Myotonic Muscular Dystrophy is a genetic disease characterized by endurance loss, muscle wasting, weakness, pain, cognitive impairment and gastro-intestinal dysfunction. There is currently no cure for the disease, which affects approximately 37,000 individuals in the U.S., and no specific treatment has been discovered to satisfactorily reverse or ameliorate the common symptoms associated with the disease.

About IPLEX™

IPLEX™ was approved in the United States in December 2005 for the treatment of children with growth failure due to severe primary IGF-I deficiency (Primary IGFD). IPLEX™ (rhIGF-I/rhIGFBP-3), is a complex of recombinant human insulin-like growth factor-I (rhIGF-I) and its predominant binding protein IGFBP-3 (rhIGFBP-3). The drug is also being investigated for various other indications with unmet medical needs.

About Insmed

Insmed Inc. is a biopharmaceutical company with unique protein process development and manufacturing experience and a proprietary protein platform aimed at niche markets with unmet medical needs. For more information, please visit www.insmed.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of product candidates, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our entrance into the follow on biologics market may be unsuccessful, our common stock could be delisted from the Nasdaq Global Market and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.